UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2012 (June 19, 2012)

GAMESTOP CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, Texas		76051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (817) 424-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of GameStop Corp. (the “Company”) was held on Tuesday, June 19th, 2012 in Fort Worth, Texas (the “Annual Meeting”). The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

1. The stockholders elected each of the four nominees for director for a three-year term with the vote specified below:

Nominee	For	Withheld	Broker Non-votes
Daniel A. DeMatteo	107,124,360	4,576,437	7,100,192
Shane S. Kim	110,916,875	783,922	7,100,192
J. Paul Raines	110,820,178	880,619	7,100,192
Kathy Vrabeck	110,752,923	947,874	7,100,192

2. The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of the Company, by the following vote:

For:	108,240,954
Against:	2,769,435
Abstain:	690,534
Broker Non-votes:	7,100,192

3. The Company’s stockholders ratified the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 2, 2013, by the following vote:

For:	118,468,516
Against:	294,276
Abstain:	38,197

Item 8.01. Other Events.

At the Annual Meeting, Daniel DeMatteo, the Company’s Executive Chairman, noting that Michael Rosen, Mickey Steinberg and Ed Volkwein’s terms as Directors were ending at the Annual Meeting, made the following remarks:

“Thank you for attending GameStop’s Annual Stockholder Meeting. Before we get on with the formal proceedings today, I’d like to honor our three board members: Michael Rosen, Mickey Steinberg and Ed Volkwein who are retiring at this meeting. These members have a combined 37 years of experience on this Board and have been instrumental in the growth and success of our company. Let me briefly discuss each member’s contribution.

Michael Rosen has been on our Board since its inception in 1999. I have known Michael since 1987 when I was with Software Etc., a division of B. Dalton, which was sold to Barnes & Noble. Michael was the independent counsel to Barnes & Noble. He served as Corporate Secretary of GameStop from October 1999 until May 2007 and has served on the Executive Committee.

Mickey Steinberg has been on the GameStop Board since 2005 following the merger with Electronics Boutique where he was on that Board since 1998. He has served on the Nominating and Governance Committee of this Board and has prior service on the Audit Committee of the Electronics Boutique Board.

Ed Volkwein has been on our Board since 2002. I have known Ed since 1992 when he was the head of Marketing for Sega and was one of the members responsible for the success of the Sega Genesis console. He has served on the Compensation Committee, Nominating and Corporate Governance Committee and the Audit Committee.

The Board of Directors recognized each of these individual’s contributions with resolutions last night, and I want to personally thank Michael, Mickey and Ed for the guidance, wisdom and support they have given me and our management team over the years.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date: June 21, 2012	By:	/s/ Robert A. Lloyd
Robert A. Lloyd
Executive Vice President and Chief Financial Officer